UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2017

MamaMancini’s Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54954	27-067116
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

25 Branca Road

East Rutherford, NJ 07073

(Address of principal executive offices) (zip code)

(201) 531-1212

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

As reported on our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 2, 2017, on November 1, 2017, MamaMancini’s Holdings, Inc. (the “Company”) closed the merger transaction (the “Merger”) that was the subject of that certain Agreement and Plan of Merger (the “Merger Agreement”) with Joseph Epstein Food Enterprises, Inc., a New Jersey corporation (“JEFE”) dated November 1, 2017. At closing, in accordance with the Merger Agreement, JEFE merged with and into MMMB Acquisition, Inc., a Nevada corporation (“Merger Sub”), a wholly-owned subsidiary of MamaMancini’s Holdings, Inc. (the “Merger”), with JEFE being the surviving corporation. As a result of the Merger, JEFE became a wholly-owned subsidiary of the Company.

The purpose of this amended filing is to enclose the audited financial statements of JEFE for the years ended December 31, 2016 and 2015, the unaudited financial statements for JEFE for the ten months ended October 31, 2017, and pro forma financial statements, as required.

Exhibits

99.1	Audited financial statements of Joseph Epstein Food Enterprises, Inc. for the years ended December 31, 2016 and 2015

99.2	Unaudited financial statements of Joseph Epstein Food Enterprises, Inc. for the ten months ended October 31, 2017

99.3	Unaudited pro forma condensed combined financial statements of Joseph Epstein Food Enterprises, Inc. and MamaMancini’s Holdings, Inc. as of October 31, 2017, January 31, 2017 and January 31, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MamaMancini’s Holdings, Inc.
a Nevada corporation

Date: January 26, 2018	By:	/s/ Carl Wolf
Carl Wolf
Chief Executive Officer (Principal Executive Officer)

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